EXHIBIT 99.1

Report of Independent Registered Public Accounting Firm

Board of Directors
Zhejiang Jonway Automobile Co., Ltd.

We have audited the accompanying balance sheets of Zhejiang Jonway Automobile Co., Ltd. (the “Company”) as of December 31, 2010 and 2009, and the related statements of operations and comprehensive income, changes in shareholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton
Shanghai, PRC

April 8, 2011

Zhejiang Jonway Automobile Co., Ltd
BALANCE SHEET
DECEMBER 31, 2010 and 2009
(In thousands)

ASSETS
Current assets:	12/31/10	12/31/09
Cash and cash equivalents	$5,509	$1,391
Accounts receivable	2,380	19
Due from related parties	1,730	2,536
Notes receivable	2,618	3,659
Inventories- net of reserve of $258 in 2010 and $363 in 2009	12,828	9,049
Prepayment to suppliers	1,197	2,071
Other Receivables	867	700
Deferred tax assets	339	225
Total current assets	$27,468	$19,650

Non-current assets
Property and equipment, net	45,561	41,182
Total assets	$73,029	$60,832

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$13,729	$11,448
Notes payable	4,239	—
Due to related parties	2,698	50,853
Other payables	1,025	3,090
Accrued liabilities	6,275	3,790
Advance from customers	2,016	2,513
Tax payable	2,207	1,158
Total current liabilities	$32,189	$72,852

Non-current liabilities
Accrued liabilities	$343	$207
Total liabilities	$32,532	$73,059

Shareholders’ equity (deficit):
Registered capital	$11,480	$1,230
Accumulated deficit	(13,598)	(12,668)
Additional paid-in capital	42,164	—
Accumulated other comprehensive income (loss)	451	(789)
Total shareholders' equity (deficit)	40,497	(12,227)
Total Liabilities and Shareholders’ equity (deficit)	$73,029	$60,832

The accompanying notes are an integral part of these financial statements.

Zhejiang Jonway Automobile Co., Ltd
STATEMENTS OF OPERATION AND COMPREHENSIVE INCOME
For the year ended December 31, 2010 and 2009
 (In thousands)

	Year ended December 31,
	2010	2009
Net sales	$74,142	$42,212
Cost of sales	(64,792)	(40,324)
Gross profit	9,350	1,888
Operating expenses:
Sales and marketing	(6,869)	(3,596)
General and administrative	(3,872)	(2,793)
Research and development	(888)	(447)
Loss from operations	(2,279)	(4,948)
Other income (expense):
Interest expense	(84)	(1,459)
Other income, net	1,813	1,094
Total Other Income (expense)	1,729	(365)
Loss before income tax	(550)	(5,313)
Income tax benefit	105	100
Net loss	$(445)	$(5,213)
Other comprehensive income (loss)
Foreign currency translation adjustment	1,241	(5)
Comprehensive income (loss)	$796	$(5,218)

The accompanying notes are an integral part of these financial statements.

Zhejiang Jonway Automobile Co., Ltd
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
 (In thousands)

	Registered Capital	Additional Paid-in Capital	Accumulated Deficit	Comprehensive income/(loss)	Total

Balance at December 31, 2008	$1,230	$—	$(7,455)	$(784)	$(7,009)

Foreign currency translation adjustment				(5)	(5)
Net loss			(5,213)		(5,213)

Balance at December 31, 2009	$1,230	$—	$(12,668)	$(789)	(12,227)

Increase in registered capital	10,250				10,250
Additional paid-in capital		42,164			42,164
Foreign currency translation adjustment				1,240	1,240
Consideration given in excess of the book value of net assets received			(485)		(485)
Net loss			(445)		(445)

Balance at December 31, 2010	$11,480	$42,164	$(13,598)	$451	40,497

The accompanying notes are an integral part of these financial statements.

Zhejiang Jonway Automobile Co., Ltd
STATEMENT OF CASH FLOWS
 (In thousands)

	Year ended December 31,
	2010	2009
Operating activities:	(in thousands)
Net loss	$(445)	$(5,213)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,583	3,136
Inventory reserve	48	39
Loss on disposal of property and equipment	18	4
Deferred tax	(105)	(100)

Other changes in assets and liabilities:
Accounts receivable	(2,529)	(1,147)
Notes receivable	1,041	(3,630)
Inventories	(3,827)	(5,687)
Prepayment to suppliers	937	—
Other receivables	1,193	(310)
Accounts payable	2,312	8,080
Notes payable	5,119	(1,053)
Tax payable	1,059	445
Advance from customers	(497)	6,433
Other payables	(5,998)	1,138
Accrued liabilities	2,448	63
Cash used for operating activities	5,357	2,198

Investing activities:
Purchase of property and equipment	(4,522)	(4,835)
Proceeds from disposal of property and equipment	83	12
Cash used for investing activities	(4,439)	(4,823)

Financing activities:
Proceeds from short term loan	1,812	—
Prepayment of short term loan	(1,812)	—
Proceeds from related party	5,710	7,792
Repayment to related party	(7,361)	(4,966)
Proceeds from paid in capital	4,691	—
Cash provided by financing activities	3,040	2,826

Effect of exchange rate changes on cash	160	(3)

Increase in cash	4,118	198

Cash at beginning of year	1,391	1,193
Cash at end of year	5,509	1,391

Supplementary disclosure of cash flow information

Interest expenses paid	$(67)	$—

The accompanying notes are an integral part of these financial statements.

Zhejiang Jonway Automobile Co., Ltd

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND OPERATIONS:

Zhejiang Jonway Automobile Co., Ltd. (“Jonway” or “the Company”) is a limited liability company incorporated in Sanmen County, Zhejiang Province of the People’s Republic of China (“the PRC”) on April 28, 2004 by Jonway Group Co., Ltd. (“Jonway Group”) and two individuals. Jonway Group is ownered by three individuals, Wang Huaiyi, Wang Gang (son of Wang Huaiyi) and Wang Xiao Ying (daughter of Wang Huaiyi) (collectively referred to as “Wang Family”). Jonway has an approved operating period of 10 years.

On January 14, 2010, net assets of Sanmen Li Te Rotating Machinery Co., Ltd., Sanmen Jonway Motorcycle Spare Parts Co., Ltd. and Sanmen Shenke Motorcycle Co., Ltd., which were owned by Wang Family, were injected to the registered capital of Jonway. The amount of this capital injection was in excess of the book value of the net assets by $485,000.

On July 8, 2010, ZAP entered into an agreement with Jonway Group for acquisition of 51% equity interests of Jonway. This transaction was approved by Department of Commerce of Zhejiang Province on September 3, 2010. Jonway obtained the Certificate of Approval for Enterprises with Foreign Investment on September 3, 2010 and the updated business license on October 8, 2010. As at January 21, 2011, ZAP completed the 51% equity acquisition of Jonway.

Jonway’s approved scope of business operations includes the production and sale of vehicle spare parts, and sale of vehicles of brand UFO. Vehicle spare parts are sold to UFO Sanmen Branch while the vehicles are sold to the dealers.

NOTE 2 BASIS OF PREPARATION AND USE OF ESTIMATIONS

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP).

The reporting currency of the Jonway is the US dollar (USD). The Company uses its local currency, Renminbi (RMB), as its functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of each period. Capital paid in RMB is translated into USD at the historical exchange rates at the contribution dates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of changes in shareholders’ equity. Because cash flows are also translated at average translation rates, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in Jonway’s financial statements and accompanying notes. Estimates were made relating to the useful lives of fixed assets, valuation allowances, impairments of assets. Actual results could differ materially from those estimates.

NOTE 3 SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Jonway records revenues only upon the occurrence of all of the following conditions:

-Jonway has received a binding purchase order from the customer or distributor authorized by a representative empowered to commit the purchaser (evidence of a sale);

-The purchase price has been fixed, based on the terms of the purchase order;

-Jonway has delivered the product from its factory to a common carrier acceptable to the customer; and

-Jonway deems the collection of the amount invoiced probable.

Jonway provides no price protection. Sales are recognized net of promotional discounts, rebates and return allowances.

Fair value of  financial instruments

Jonway measures its financial assets and liabilities in accordance with U.S. GAAP. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. For certain of Jonway's financial instruments, including notes receivable, accounts receivable, prepayment to suppliers, other receivables, notes payable, accounts payable, other payables, advance from customers, due from/(to) related parties and accrued liabilities, the carrying amount approximates fair value because of the short maturities. The fair value of debt is not determinable due to the terms of the debt and the lack of a comparable market for such debt.

Cash

Jonway’s cash refers to all cash in hand and call deposits. Jonway has not experienced any losses in such account and believes it is not exposed to any significant credit risk on cash.

Accounts Receivable

Jonway performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral from its customers. Jonway maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of Jonway’s customers should deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. As a result of this analysis, Jonway believes that no allowance for doubtful accounts is required at December 31, 2010 and 2009.

Inventories

Inventories consist primarily of Sports Utility Vehicles (“SUV”), parts and supplies and work in progress and are carried at the lower of cost (weighted average method) or market. Jonway maintains reserves for estimated excess, obsolete and damaged inventory based on projected future shipments using historical selling rates, and taking into account market conditions, inventory on-hand, purchase commitments, product development plans and life expectancy, and competitive factors. If markets for Jonway’s products and corresponding demand were to decline, then additional reserves may be deemed necessary.

Property and equipment

Property and equipment consists of land, building and improvements, machinery and equipment, office furniture and equipment and vehicles. Property and equipment is stated at cost and is depreciated or amortized using straight-line method over the asset's estimated useful life. Costs of maintenance and repairs are charged to expense as incurred; significant renewals and betterments are capitalized. Estimated useful lives are as follows:

Machinery and equipment	10 years
Computer equipment and software	3-10 years
Office furniture and equipment	5 years
Vehicles	5 years
Building and improvements	20 years
Land	50 years

Long-lived assets

Long-lived assets are consisted of property and equipment and intangible assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An estimate of undiscounted future cash flows produced by the asset, or by the appropriate grouping of assets, is compared to the carrying value to determine whether impairment exists. If an asset is determined to be impaired, the loss is measured based on quoted market prices in active markets, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including a discounted value of estimated future cash flow and fundamental analysis. Jonway reports an asset to be disposed of at the lower of its carrying value or its estimated net realizable value.

Notes payable

These are bankers’ acceptance for payment of goods as at December 31, 2010 and 2009.

Advertising cost

The cost of advertising is expensed as incurred. Advertising and marketing expenses amounted to $ 2,778,000 and $1,172,000 for the years ended December 31, 2010 and 2009, respectively.

Product warranty cost

Jonway has provided a 2-year or 60,000 kilometers mileage warranty for its SUV products. Jonway records the estimated cost of the product warranties at the time of sale using the estimated cost of product warranties based on historical results. The estimated cost of warranties has not been significant to date. Should actual failure rates and material usage differ from our estimates, revisions to the warranty obligation may be required.

Research and development

Research and product development costs are expensed as incurred.

Comprehensive Loss

The Company has no components of comprehensive loss other than its net loss and foreign currency translation adjustment.

Income taxes

Under the relevant regulations of the Corporate Income Tax Law in the PRC, the corporate income tax rate applicable to the Company is 25%.

Jonway accounts for income taxes using an asset and liability method for financial accounting and reporting purposes. Deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities, operating loss and tax credit carry-forwards and are measured using the currently enacted tax rates and laws. Jonway has made no provision for income taxes in any period presented in the accompanying financial statements because it incurred operating losses in each of these periods.

Jonway analyzes its deferred tax assets with regard to potential realization.  Jonway has established a valuation allowance on its deferred tax assets to the extent that management has determined that it is more likely than not that some portion or all of the deferred tax asset will not be realized based upon the uncertainty of their realization.  Jonway has considered estimated future taxable income and ongoing prudent and feasible tax planning strategies in assessing the amount of the valuation allowance.

NOTE 4 - INVENTORIES

Inventories at December 31, 2010 and 2009 are summarized as follows (in thousands):

	2010	2009
Parts and supplies	$5,536	$2,680
Work in progress	2,047	1,200
Finished goods-SUVs	5,503	5,532
	13,086	9,412
Less - inventory reserve	(258)	(363)
	$12,828	$9,049

Changes in Jonway's inventory reserve during the years ended December 31, 2010 and 2009 are as follows (in thousands):

	2010	2009
Balance as of January 1,	$363	$328
Provision for slow moving inventories	48	39
Write-off of slow moving inventories	(153)	(4)
Balance as of December 31,	$258	$363

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2010 and 2009 are summarized as follows (in thousands):

	2010	2009
Land	$4,404	$1,232
Buildings and improvements	16,823	15,197
Machinery and equipment	33,390	30,099
Computer equipment and software	210	132
Office furniture and equipment	2	2
Vehicles	337	284
	55,166	46,946
Less - accumulated depreciation and amortization	(9,605)	(5,764)
	$45,561	$41,182

As at December 31, 2009, part of Jonway’s buildings were constructed on the lands totaling 62,853 square meters, of which the land use rights were under the title of three related companies owned by Wang Family, Sanmen Li Te Rotating Machinery Co., Ltd., Sanmen Jonway Motorcycle Spare Parts Co., Ltd. and Sanmen Shenke Motorcycle Co., Ltd. These lands were occupied by Jonway for free before the land use rights were transferred to Jonway upon the capital injection on January 14, 2010. As at December 31, 2010, Jonway was in the process of obtaining certificates of property for all its buildings. Depreciation and amortization expense for the years ended December 31, 2010 and 2009 was $4,583,068 and $3,136,302, respectively.

NOTE 6 - ACCRUED LIABILITIES

Accrued liabilities at December 31, 2010 and 2009 consisted of the following (in thousands):

	2010	2009
Current liabilities:
Accrued contractual fees due to UFO	$1,274	$842
Accrued sales rebate	2,561	1,322
Accrued employee bonus	799	598
Customer deposits	652	480
Warrant liabilities	247	40
Accrued transportation fee	742	508
	$6,275	$3,790

Non-current liabilities:
Warrant liabilities	$343	$207

NOTE 7 - INCOME TAXES

Jonway has not provided for any enterprise income taxes since it has no taxable income in each year.

The tax effect of temporary differences that gave rise to significant portions of the deferred tax assets at December 31, 2010 and 2009 is presented below (in thousand):

	2010	2009
Deferred tax assets:
Property and equipment, due to differences in depreciation	$127	$72
Inventories, due to impairment	65	91
Accrued liabilities	147	62

Total deferred tax assets, gross	339	225
Valuation allowance	—	—
Deferred tax assets, net of valuation allowance	$339	$225

No deferred tax assets associated with tax losses were recognized during the years as it is uncertain Jonway has adequate taxable profits in the foreseeable future.

NOTE 8 – COMMITMENTS

Operating lease commitments

The future aggregate minimum lease payments due under non-cancelable operating leases are as follows (in thousands):

	2010	2009
Less than 1 year:	$2	$3

NOTE 9 - SHAREHOLDERS’ EQUITY

Registered Capital

On January 14, 2010, net assets of Sanmen Li Te Rotating Machinery Co., Ltd., Sanmen Jonway Motorcycle Spare Parts Co., Ltd. and Sanmen Shenke Motorcycle Co., Ltd., were injected to the registered capital of Jonway. Jonway’s registered capital increased from USD 1,230,462 to USD 1,817,248. The increase in paid-in capital was contributed by Jonway Group and two individual shareholders, Wang Gang and Wang Xiao Ying, respectively.

Upon approval by the Shareholders Meeting on May 24, 2010, Jonway increased its registered capital from USD 1,817,248 to USD 11,479,791. The additional capital was contributed by Jonway Group by converting Jonway’s payable of USD 9,188,200 due to Jonway Group into capital, and by Wang Gang and Wang Xiao Ying in the form of cash contribution in the amounts of USD 342,581 and USD 131,762, respectively.

On July 8, 2010, ZAP entered into an agreement with Jonway Group for acquisition of 51% equity interests of Jonway. This transaction was approved by Department of Commerce of Zhejiang Province on September 3, 2010. Jonway obtained the Certificate of Approval for Enterprises with Foreign Investment on September 3, 2010 and the updated business license on October 8, 2010. As at January 21, 2011, ZAP completed the final payment for 51% equity acquisition of Jonway.

Additional Paid-in Capital

According to a resolution of the Shareholders Meeting dated May 31, 2010, Jonway’s payables due to Jonway Group of USD 37,947,442 were converted into capital contribution from Jonway Group, which was recorded as additional paid-in capital as at December 31, 2010.

According to the resolution, another two individual shareholders, Wang Gang and Wang Xiao Ying, also made cash contributions of USD 3,373,106 and USD 843,276 to Jonway. Jonway received the cash contributions from Wang Gang and Wang Xiao Ying in October 2010, which was recorded as additional paid-in capital as at December 31, 2010.

NOTE 10 - RELATED PARTY

Contractual arrangements with Zhejiang UFO Automobile Manufacturing Co., Ltd.

Based on a tripartite contract among Zhejiang UFO Automobile Manufacturing Co., Ltd. (“Zhejiang UFO”), Jonway Group and Jonway, Zhejiang UFO authorises Jonway to operate the Sanmen branch of Zhejiang UFO (“UFO Sanmen Branch”) for assembling and sale of the UFO branded SUVs for a period of 10 years starting from January 1, 2006.

According to  the contract, Jonway shall pay Zhejiang UFO a fixed license fee of USD 147,999 per annum plus a variable fee (collectively, the “contractual fee”) which is calculated based on the number of SUVs that UFO Sanmen Branch assembles every year, at the following rates:

The first 3,000 vehicles	USD 44 per vehicle
Vehicles from 3,001 to 5,000	USD 30 per vehicle
Vehicles over 5,000	USD 22 per vehicle

As at December 31, 2010 and 2009, Jonway had total contractual fee of USD 1,273,506 and USD 841,818 due to Zhejiang UFO, which Jonway recorded as accrued liabilities in its balance sheet.

Zhejiang UFO is considered as a related party as Wang Family has certain equity interests in Zhejiang UFO.

Purchases of raw materials

Jonway purchased raw materials from Jonway Group. The purchase of raw materials was USD 1,468,741 in 2010 and USD 451,367 in 2009.

Plant and equipments lease

According to the contractual arrangement with Zhejiang UFO, Jonway rent a workshop and equipments to Zhejiang UFO from 2006. The lease income was USD 147,999 in both 2010 and 2009.

Borrowings from Jonway Group and Repayment to Jonway Group

Jonway borrowed USD 6 million from Jonway Group and repaid USD 7 million in 2010, and borrowed USD 8 million from Jonway Group and repaid USD 5 million in 2009.

NOTE 12 – LITIGATION

We know of no pending or threatened legal proceeding to which we are or will be a party which, if successful, might result in a material adverse change in our business, properties or financial condition.

NOTE 13 - SUPPLEMENTAL CASH FLOW INFORMATION

A summary of non-cash investing and financing information is as follows (in thousands):

	Year ended December 31
	2010	2009

Conversion of payables into paid-in capital	$47,135	$—

Capital injection by net assets of related parties	$587	$—